U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM SB-2
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BEPARIKO BIOCOM
           (Name of Small Business Issuer in its charter)

Nevada                         7382                       88-0426887
(State or Jurisdiction of   Primary Standard Industrial   I.R.S. Employer
Incorporation or            Classification Code Number    Identification
Organization)                                             Number)

8452 Boseck Drive, Suite 272, Las Vegas, Nevada 89145; (702)228-4688 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Lewis Eslick, President, 8452 Boseck Drive, Suite 272, Las Vegas, Nevada 89145; (702) 228-4688
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                    CALCULATION OF REGISTRATION FEE

Title of       Amount to be  Proposed maximum  Proposed   Amount of
each class     registered    offering price    maximum    registration
of                           per unit          aggregate  fee
securities                                     offering
to be                                          price
Common
Shares         5,000,000        $0.004         $20,000.00  $350.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I.  INFORMATION REQUIRED IN PROSPECTUS

Initial Public Offering
Prospectus

Bepariko BioCom
Multi-Fingerprint Identification Systems

5,000,000 Shares Common Stock
$0.004 per Share


Bepariko BioCom
8452 Boseck Drive
Suite 272
Las Vegas, NV 89145


The Offering

                Per Share       Total
Public Price      $0.004        $20,000
Underwriting                              There is no market for the
Discounts         $0.000        $ 0.000   shares and the price has
Proceeds to                               been arbitrarily determined.
Bepariko BioCom   $0.004        $20,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss.

Neither the Securities and Exchange Commission nor any State
Securities Commission has approved nor disapproved these securities, or determined if this prospectus is truthful or complete.

This prospectus does not constitute an offer to sell or a solicitation to buy securities in any state in which such offer solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any representation to the contrary is a criminal offense.
The minimum subscription agreement is $300.00 or 75,000 shares. All proceeds will be placed in an interest bearing account the earlier of:

receipt of $15,000 in which case offering will terminate 120 days from the date of this prospectus, or if less than $15,000 is received, 240 days after the date of this prospectus.


Table of Contents                                        Page

Prospectus Summary ..............................           1
Risk Factors ................................               1
Use of Proceeds .............................               3
Determination of Offering Price ........................    4
Dilution ..............................                     4
Plan of Distribution`.........................              4
Legal Proceedings ...........................               5
Directors, Executive Officers, Promoters and Control
Persons............                                         5
Security Ownership of Certain Beneficial Owners
And Management ..........                                   7
Description of Securities ..........................        7
Interest of Named Experts and Counsel ..................    8
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities .........................    8
Organization within last five years ........................9
Description of Business ..........................          9
Plan of Operation ..........................               13
Description of Property ..........................         13
Certain Relationships and Related Transactions ............13
Market for Common Equity and Related Stockholder Matters
 .............                                              14
Executive Compensation ........................            14
Changes in and disagreements with accountants
on Accounting and Financial Disclosure ..................  14
Financial Statements .........................             15



PROSPECTUS SUMMARY

The Company

Bepariko BioCom ("Company") is a Nevada corporation formed on April 2, 1997. Bepariko's offices are located at 8452 Boseck
Drive, Suite 272, Las Vegas, Nevada 89145; (702) 228-4688.

We have acquired the exclusive licensing agreement for the worldwide use of an electronic digital multi- fingerprint identification system. This system provides personal security for Credit Cards, ATM cards, Medical Insurance Cards and Anti Theft systems for Home and Automobile.

The Offering

This is our Initial Public Offering and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

A maximum of 5,000,000 shares may be sold on a "best-efforts" basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $15,000.00, the minimum offering, is received. If less than $15,000.00 is received from the sale of the shares within 120 days of the date of this prospectus, the offer will remain open for another 120 days after which all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow.

No sales commission will be paid in connection with the sales of these shares.

The net proceeds to Bepariko is before the payment of certain expenses in connection with this offering. These expenses are explained in the Use of Proceeds section of this prospectus.

If a maximum offering there will be 5,000,000 shares of common stock outstanding.

If the minimum offering there will be 3,750,000 shares of common stock outstanding.

There are no derivative shares outstanding.

If all the shares offered are sold the net proceeds to Bepariko will be $20,000.00 less certain costs associated with this offering. This balance will be used as working capital.

RISK FACTORS

Bepariko has a lack of operational experience.
Bepariko is newly reorganized, has no revenues from operations and has no assets. There can be no assurance that our company will generate revenues in the future; and there can be no assurance that Bepariko will operate at a profitable level. If our company is unable to obtain customers and generate sufficient revenues so that it can operate profitably, Bepariko's business will not succeed. In such event, investors in the shares may lose their entire cash investment.

Reliance upon management of Bepariko could jeopardize your investment.

Bepariko's success is dependent upon the hiring of key technical personnel.

We will search the computer industry areas such as the Silicon Valley in California and Redmond Washington to locate key personnel knowledgeable in computer software engineering and computer system analysts. The management of the company has had discussions with the heads of various Internet Companies that require security for shopping on line. These companies have employed personnel to design and implement their systems. The heads of these companies have referred these technicians to Bepariko BioCom and will continue to assist us in locating qualified technicians.

With respect to the management of Bepariko, the officers and directors of the Company will make all decisions. Investors will only have rights associated with minority ownership interest rights to make decisions, which may effect the Company. The success of Bepariko, to a large extent, will depend on the quality of its directors and officers. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of management to the officers and directors of Bepariko.

Possible conflicts of interest may exist with the officers and directors of Bepariko.

Mr. Lewis Eslick devotes approximately 20 hours weekly to the operations of the business. At present Paul Eslick and Patsy Harting devote approximately 5 to 7 hours weekly. The officers and directors will dedicate whatever time is required for the operations and development of the company's business. They have other interests to which require portions of their time. They do not have any investments or ownership in other companies that could pose a conflict with Bepariko.

Bepariko may require additional financing.

If all of the 5,000,000 shares offered are sold, the funds available to Bepariko may not be adequate for it to be competitive in the areas in which it intends to operate. There is no assurance that additional funds will be available from any source when needed by our company for expansion; and, if not available, Bepariko may not be able to expand its operation as rapidly as it could if financing were available. The proceeds from this offering are expected to be sufficient for Bepariko to become operational, and develop and market its line of services. Additional financing could come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in Bepariko. The book value of their shares would not be diluted, provided additional shares were sold at a price greater than that paid by investors in this offering. Our company does not anticipate having within the next 12 months any cash flow or liquidity problems

Purchases of Bepariko's common stock by affiliates.

There is no intent or plan for the affiliates of the company to acquire any additional shares of Bepariko's common stock to reach the minimum offering.

Bepariko has determined the offering price of it's shares.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. Bepariko has arbitrarily determined the share price. There can be no assurance that, even if a public trading market develops for Bepariko's securities, the shares will attain market values commensurate with the offering price.

Bepariko may not be able to develop a public market for it's securities.

Prior to the offering, there has been no public market for the shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by Bepariko or its competitors, variations in Bepariko's results of operations, and market conditions in the retail, electron commerce, and Internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in their shares readily or at all.

Uncertainty due to year 2000 problem.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect Bepariko's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting our company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

Bepariko's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on Bepariko's financial condition or results of operations; however, because of the uncertainties in this area, no assurances can be given in this regard.

USE OF PROCEEDS

Following the sale of the 5,000,000 shares offered by Bepariko there would be a gross proceeds of $20,000 (less certain expenses of this offering). These proceeds will be used to provide start-up and working capital for Bepariko.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

Use of Proceeds          Minimum Offering       Maximum Offering
                       Amount       Percent    Amount      Percent
Transfer Agent Fee     $   600.00      4.0 %   $   800.00     4.0 %
Printing Costs         $   500.00      3.3 %   $   800.00     4.0 %
Legal Fees             $ 7,500.00     50.0 %   $ 7,500.00    37.5 %
Accounting Fees        $   575.00      3.8 %   $   575.00     2.9 %
Sales Commissions      $     0.00      0.0 %   $     0.00     0.0 %
Working Capital        $ 5,825.00     38.8 %   $10,325.00    51.6 %
Total                  $15,000.00    100.0 %   $20,000.00   100.0 %

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the board of directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

DETERMINATION OF OFFERING PRICE

The offering price is not based upon Bepariko's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the board of directors of Bepariko and was determined arbitrarily based upon the amount of funds needed by Bepariko to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

DILUTION

Bepariko's Certified Public Account reporting on costs of start-
up activities is in compliance with "SOP 98-5".   Start-up costs
and organizational costs are expensed as they are incurred.

"Dilution" is the difference between the public offering price of a security and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the offering. As of November 22, 1999, the net tangible book value of Bepariko was $0.00 or $0.00 per share.

If Bepariko achieves the sale of the maximum offered shares at the public offering price, the pro forma net tangible book value of Bepariko would be $10,325.00 or $0.0021 per share, which would represent an immediate of $0.0021 in net tangible book
value per share and $  0.0019   per share dilution to new
investors.

If Bepariko achieves only the sale of the minimum offered shares at the public offering price, the pro forma net tangible book value of Bepariko would be $5,825.00 or $0.00117 per share, which would represent an immediate of $0.00117 in net tangible
book value per share and $  0.00283   per share dilution to new
investors.

Dilution of the book value of the shares may result from future share offerings by Bepariko.

The following table illustrates the pro forma per share dilution:

                                              Assuming Maximum
                                                 Shares Sold

Offering Price                                    $0.004
Net tangible book value per share before
Offering                                          $0.00
Increase Attributable to purchase of stock by
new investors                                     $0.0021
Net tangible book value per share after
Offering                                          $0.0021
Dilution to new investors                         $0.0019
Percent Dilution to new investors                    47.5%

PLAN OF DISTRIBUTION

Bepariko will sell a maximum of 5,000,000 shares of its common stock, par value $.001 per share to the public. The minimum purchase required of an investor is $300.00. There can be no assurance that any of these shares will be sold. The gross proceeds to Bepariko will be $20,000.00 if all the shares offered are sold. Bepariko or any of its principals will pay no commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares.

Mr. Lewis Eslick, President of Bepariko, will sell the securities on behalf of the issuer. Mr. Eslick meets the following criteria under Commission Rule 3a4-1:

Mr. Eslick is not being paid a commission or other remuneration based directly or indirectly on the securities sold.

Mr. Eslick is not associated with any broker dealer.
Mr. Eslick will continue his endeavors until completing the offering or the expiration of the time allotment closes the offering.

Mr. Eslick's activities in his participation is restricted to the following:

The board of directors of Bepariko must approve any written communication through the mails or oral communication.

He may respond to inquiries by any potential purchaser only with information contained in the registration statement or other offering document.

He may perform any task involved in effecting any transaction with respect to this offering.

Investors have the opportunity to make inquiries of Bepariko.

Bepariko will make available to each Offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers concerning any aspect of the investment. The Offeree may obtain any additional information contained in this Memorandum, to the extent that our company possesses the requested information or can acquire it without unreasonable effort or expense.

The execution of documents required for this offering.

Each person desiring to subscribe to the shares must complete, execute, acknowledge, and deliver to Bepariko a subscription agreement. The subscription will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in our company. By executing the subscription agreement, the subscriber is agreeing that if accepted by Bepariko, he will be a shareholder in our company and will be bound by the articles of incorporation and the bylaws of Bepariko in the form attached to this prospectus.

Promptly upon receipt of the subscription documents by Bepariko, a determination will be made as to whether a prospective investor will be accepted as a shareholder in our company. We may reject a subscriber for any reason. Subscriptions will be rejected for:

Failure to conform to the requirements of this prospectus or the failure to follow the proper subscription procedure.

Insufficient documentation.

Over subscription to Bepariko's offering.

Other reasons as our company determines to be in its best interest.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check, made payable the investor, in the amount of his funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided by the terms of this prospectus

LEGAL PROCEEDINGS

Bepariko is not a party to any material pending legal proceedings and, to the best of its knowledge, no action by or against Bepariko has been threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Bepariko are set forth below. These people have held their positions since May 19, 1999. There are no other persons who can be classified as a promoter or controlling person of Bepariko.

Lewis Eslick .

Mr. Eslick, age 61. 1991 - Present: Mr. Eslick has been a Director and President of the issuer since its inception December 3, 1991. Since August of 1995 he has been an owner and served as Geschaeftsfuehrer (Managing Director) of Xaxon Immobilien und Anlagen Consult GmbH. Under Mr. Eslick's direction the company was awarded full 34-C License, which allows every business except banking operations. The Company consults with major development companies of the European Economic Community and the United States.

Prior to that Mr. Eslick was Chief Executive Officer of Travel Masters. Under his direction he developed strategy, Pro-forma and the structure to establish a central reservation complex to replace Airline City Ticketing Offices utilizing Electronic Ticket Delivery Networks (ETDN).

From 1986 to 1993 he was Chief Executive Officer of Mirex, Inc.
While serving as President of this international consulting firm, was responsible for several successful negotiations on behalf of Bechtel Engineering and Minerals including the following:

A twelve berth harbor to accommodate ocean cargo vessels of up to 50,000 DWT. At Mawan Harbor, the mouth of the Pearl River.
The Shenzhen Petro-Chemical Refinery with an operating capacity of 68,000 barrels per day.

Arranged financing for the Mawan Port Facility with the assistance of Triad Enterprises S.A., Banco Arabe de Espanole, secured a Bank Commitment in the amount of $375,000,000 USD with very favorable interest rates and set off payments of the principal for the projects.

Industrial Development Revenue Bond negotiated with the State of
Nevada on behalf on Mirex, Inc. in the amount of $12,000,000 USD for special projects.

From 1983 to 1986 Mr. Eslick conceptualized and delivered to E.F. Hutton the plan for what is now known as Reservoir
Inadequacy Insurance. The method by which investors are protected against inadequate oil reserves or dry wells.
Developed and co-authored with Lloyds of London, the syndication that backed the policies.

From 1981 to 1983:  he was the project manager for Rosendin
Electric overseeing the complete wiring of the building that tracks the Space Shuttle for Lockheed;

From 1979 to 1981 he served as the Managing Director of
Interface lndrocarbuare, Inc.  S.A.   A Corporation with offices
in Geneva, Switzerland, and Konigswinter, West Germany that actively traded in the international spot oil market.

From 1955 to 1958 he served in the US Navy as an Aviation
Electronics Technician.  Honorable Discharge.

Paul Eslick

Mr. Eslick, age 64. Mr. Eslick has been retired. During his retirement Mr. Eslick has been active in the purchase and sale of antique furniture, antique glassware and other antique collectibles. Mr. Eslick has also dealt in antique art and the history of various antique and early American arts.

1993 to 1995:  Mr. Eslick was employed at Mize Automotive
Service where he worked as the senior mechanic specializing in automotive electronics and electrical systems.

1986 to 1993:  Mr. Eslick was self in the Automotive Service
Industry. He primarily worked on the electronic components and electrical systems of various makes of automobiles.

1973 to 1986: Mr. Eslick was employed at Sills Automotive where he initially worked as a line mechanic and was promoted to Service Manager. In his employment in this position he exhibited leadership skills and superior job scheduling abilities.

1956 to 1972: Mr. Eslick started as a line mechanic and was promoted to Chief Maintenance Mechanic and later to Assistant
Service Manager for the United States Naval Air Station,
Alameda, California.

Military:  July 1951 to 1955 United States Air Force Aviation
Maintenance, Jet Engine Specialist

PATSY HARDING

Patsy Harding, Age 58.  1996 to present  Mrs. Harting is been a
Phlebotomist working in the Intensive Care Unit and the laboratory at Inlow Hospital, Chico, California. Mrs. Harting's duties consist of the normal activities associated with the care of the critically ill and post surgery patients.

Prior to that, during the years from 1983 until 1996, Mrs. Harting was the owner of PJ's Red Onion a very successful restaurant located at 6047 Clark Road, Paradise California. She operated a thriving business and supplied Specialty Pies to the largest restaurants in Chico and Orville California for over twelve years. Mrs. Harting sold her business interests in the early part of 1996.

Mrs. Harting has never served as an Officer or Director of any Publicly traded Company.

Education:  Nurses Training, Oakland, California and Doctors
Office Assistant, Oakland California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the outstanding shares of common stock of Bepariko.
The people listed below owned of record, or beneficially owned more than 5% of our company's common stock. Included are the names and shareholdings of each officer and director.

Title of Class   Name of Beneficial    Amount and Nature of  Percent of
Class                  Owner           Beneficial Owner      Class
Common Stock     Lewis M. Eslick       125,000               16.66%
Common Stock     Leslie B. Eslick      125,000               16.66%
Common Stock     Paul J.C. Eslick      125,000               16.66%
Common Stock     Howard Stiebel        125,000               16.66%
Common Stock     Kathryn Stiebel       125,000               16.66%
Common Stock     Sandra L. Duncan      125,000               16.66%

Other than the shares owned by Lewis Eslick and Paul Eslick none of the other officers or directors of the Company own any of the shares.

None of the officers, directors or existing shareholders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

DESCRIPTION OF SECURITIES

General description of the securities offered by Bepariko

The securities being offered are shares of common stock. The articles of incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001.

The holders of the shares:

have equal ratable rights to dividends from funds legally available when declared by the board of directors.

are entitled to share ratably in all of the assets of the Company when available for distribution upon winding up of the affairs of the Company.

do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable,

are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights:

cumulative or special voting rights;
preemptive rights to purchase in new issues of shares;
preference as to dividends or interest;
preference upon liquidation; or
any other special rights or preferences.
In addition, the shares are not convertible into any other security.

There are no restrictions on dividends under any loan other financing arrangements or otherwise.

There are no cumulative voting rights for the shareholders of Bepariko.

The holders of shares of common stock of Bepariko do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. The holders of the remaining shares will not be able to elect any of Bepariko's directors.

Dividends

Bepariko does not currently intend to pay cash dividends. Our proposed dividend policy is to make distributions of its revenues to its stockholders when Bepariko's board of directors deems distributions appropriate. Because Bepariko does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of our company.

A distribution of revenues will be made only when, in the judgment of Bepariko's board of directors, it is in the best interest of our stockholders to do so. The board of directors will review the investment quality and marketability of the securities considered for distribution;

the impact of a distribution of the investee's securities on its customers,

joint venture associates,

management contracts, other investors, financial institutions, company's internal management,

the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock

Upon the completion of this offering, Bepariko's authorized but unissued capital stock will consist of 95,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a, tender offer or proxy contest to protect the continuity of Bepariko's management. If, the board of directors were to determine that a takeover proposal was not in Bepariko's best interests, shares could be issued by the board of directors without stockholder approval in one or more private placements. Other transactions might prevent, or render more difficult or costly, completion of a takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors.

Transfer agent for Bepariko's common stock.

Bepariko has engaged the services of Pacific Stock Transfer
Company, P.O. Box 93385 Las Vegas, Nevada 89193  (702) 361-3033
Fax (702) 732-7890

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Bepariko will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the articles of incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director:

any breach of the director's duty of loyalty to Bepariko or its stockholders,

any acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, under applicable Sections of the Nevada Revised Statutes,

payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,

for any transaction from which the director derived an improper personal benefit.

The by-laws provide for indemnification of the directors, officers, and employees of Bepariko and in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Bepariko if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves the settlement and reimbursement as being for the best interests of Bepariko. The by-laws limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Bepariko are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Bepariko. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Bepariko, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Bepariko in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from Bepariko.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

DESCRIPTION OF BUSINESS

An executive summary of Bepariko.

Bepariko BioCom, a Nevada Corporation, holds worldwide patent rights for electronic multiple fingerprint recognition procedures and systems. Bepariko BioCom provides the digitization of all ten of the users fingers encoded onto a database with the key fingerprint stored on the users corresponding smart card.

The patent license granted Bepariko, covers the digitization of all ten of the users fingerprints into a database with a corresponding smart card also containing all the users fingerprints. The patent is both objective and subjective. Objectively the patent application uses all ten of the users' fingerprints, subjectively the user may select which fingers he wishes to use for their personal identification code, and they may selectively substitute other fingers for his access security code.

Bepariko BioCom was founded for the purpose of providing unparalleled security for access codes. Multi-fingerprint access codes provide absolute security in a multitude of applications.

The security for card users is accomplished by digitizing all ten of the users fingerprints encoded onto a database with the key fingerprint stored on the users corresponding smart card. The key fingerprint gains access to the doorway of the database, which than allows the card user to select his personal identification coded fingerprints for absolute identification. These fingerprints may also be stored in a remote access control database. To use the card, the user must pass his card through a normal magnetic card reader and place his personal identification coded fingers onto the fingerprint reader. When the personal identification coded fingers and the database match those of the user, access is granted. If there is no match, access is denied. The following are some of the most apparent ways that the patent could be applied:

Consumer Credit Card Companies, suffer monumental annual losses due to stolen, lost and fraudulent credit cards. The multi-fingerprint access codes provide absolute security for these credit cards and the issuing Companies.

Hotel and Hotel/Casino applications, the database for the system is kept on the premises with the capabilities to integrate with other database applications worldwide through existing communication satellites. The guest's fingerprints are recorded at the registration desk upon his arrival. Thereafter, the guest will access his room or he can make purchases by the use of his fingerprint in a fingerprint reader.. For casino applications a fingerprint reader attached to the gaming machines and gaming tables allows the guest to participate in gaming activities and charge those activities to the credit card he used upon his arrival.

Bank ATM cards currently require access numbers or pin numbers to access the customers account. The multi-fingerprint access codes provide absolute security for the ATM card user and the banks issuing the cards. The authorized user encodes his fingerprints onto the ATM card with a duplicate into the databases of the banks. Upon the electronic match of the fingerprints the user accesses his account. If there is no match, entry to the account is denied.

Identification Cards for medical insurance coverage's currently have no security. According to the New England Journal of Medicine and the US Congressional Committee, March 1995 there is $75 to $80 billion estimated as fraudulent charges in Medical Insurance Coverage's annually. A multi-fingerprint access coded medical identification card would provide absolute security against fraudulent use in this industry.

Computer access through the use of the multi-fingerprint access codes would provide absolute security in this industry. This could also be adapted to Internet credit card purchases without fear of misuse of the credit card.

Remote and access controls governed through the use multi-fingerprint access codes provides absolute security in these applications.

Military requirements provide the possibility for various uses of the multi-fingerprint access coded systems

Automobile locking systems and automobile anti-theft systems can incorporate the multi-fingerprint access codes through the onboard computer already on the automobile.

A business summary of Bepariko

This is a business that is organized as an international corporation; a business to be owned by the public at large and operated in accordance the directives of the board of directors. Bepariko's management is committed to continually maintain, develop, and enhance its system to meet the changing processing needs of industry. In developing its service products, Bepariko will be stressing responsiveness to the needs of its clients through client contact and customer service.

Bepariko BioCom is working to have a minimum of 6 major contracts with internationally recognized customers as soon as possible. Due to the ever-increasing use of the Internet and the ability to purchase on line we believe our product can be integrated into current technology to provide security for the buyers. Initial contacts have been made with Unisys Corporation, Biometric Tracking, Siemens AG (Germany), RJM Rheinmetal Jena, (Germany), Lufthansa (Germany), El Al Airlines and Bode Panzer Safes (Europe). Bepariko will continue discussions with these and other interested companies to complete a contract or contracts. Our company may be offered an opportunity to joint venture with one or more of these companies to assist in furthering our business plans. The possibility of contracts or joint ventures vary from alien identification ID cards, entrance to airline secured areas, corporate security and military applications.

We will continue negotiations with major industrial companies that have expressed a desire to incorporate the use of our patent into their operational systems. For the right to use the patent a facilitation charge will be paid to our company. Each time a system is accessed we will receive a use fee.

Many industrial and multi-national companies that would be interested in applying our multi-fingerprint identification system to their existing systems prefer to operate those systems in house. This could present an opportunity for Bepariko to enter into a joint venture with one or more of these companies. At this time, Bepariko has no proposal, agreement, understanding or arrangement to enter into such a joint venture agreement with any specific business or company.

Bepariko's patent history overview

The patent of the multi-fingerprint recognition systems and registered the patent with the Federal Republic of Germany under patent number 43 22 445. The patent was granted on June 7, 1993. Following the granting of the patent in Germany it was registered filed for and granted throughout the nations of the European Economic Community. The registration of the patent in the United States of America and many industrialized nations of the world followed this.

Mr. Eslick elected to file Bepariko BioCom as a Nevada corporation, so that it could be granted the exclusive licensing agreement. A set dollar amount was not determined regarding the value of this agreement.

Mr. Alfons Behnke, the patent owner, sent Mr. Tino Di Pana to the United States with full power of attorney to grant the exclusive licensing agreement to Bepariko BioCom, Nevada. On April 11, 1997 our company was granted, in perpetuity, the unrestricted exclusive right to use of all the rights and privileges granted within Patent 43 22 445 given by the Federal Republic of Germany. It was verbally agreed that a percentage of any net profits earned by our company, through the use of the patent, would be paid to the patent owner. This percentage would to be determined on a contract by contract basis and would not exceed 10% as a maximum cost to Bepariko.

Bepariko's service and product competition

There are no natural marketplace controls for security systems that will significantly lower costs due to theft and fraud. The Bepariko's business plan is specifically designed to create this common marketplace. By establishing working relationships with the current providers of services requiring ultimate security Bepariko can integrate its security systems into existing databases. This will bring about a dramatic decrease in loses due to theft and fraud. This integration can be accomplished very rapidly by incorporating existing systems and programs with the Bepariko patent.

This will require the installation of new card readers that incorporate the fingerprint identification cradle. It was determined early on that there would be a cost involved in replacing current card readers. This cost would be minor when compared the savings in losses due to theft and fraud.

We have attended security trade shows such as Secure-Tech and Card-Tech to introduce our product to a wide sector of the market. We will continue to display and demonstrate our product to potential markets available at these trade shows.

COMPANY BACKGROUND

Business history of Bepariko BioCom

The founders of Bepariko BioCom have spent over two years and considerable capital researching the practical applications for the use of multi-fingerprint identification systems in today's marketplace. Bepariko has negotiated with several international corporations for the application of the patent into existing systems and developing new systems where its application is desired. To facilitate contracts with these potential users Bepariko BioCom finds it necessary to raise additional capital.

Legal structure and ownership of Bepariko BioCom

Bepariko BioCom is organized as a Nevada corporation, which has filed all the necessary paperwork with the Secretary of State of Nevada to gain its corporate certificate and all appropriate permits.

Bepariko's major competitors and possible participants

Bepariko BioCom has no competition in the patented application of its multi-fingerprint recognition systems. There are several companies using the single fingerprint recognition systems in their applications. These companies do not present any real competition due to their failure to have the ability to offer to their clientele the security contained in the Bepariko multi-fingerprint recognition systems.

PLAN OF OPERATION

Bepariko's plans for financing its operations

The shareholders of Bepariko BioCom have contributed all of the necessary capital to obtain the license for the patent.
Additionally the shareholders have expended all the necessary capital to research the markets for the application of the patent and to establish Bepariko and its offices.

Our company may be offered an opportunity to joint venture with another company to assist in furthering its business plans.

Bepariko's plans for creating and maintaining customers

Bepariko BioCom will attract its customer base by providing total privacy and absolute security for its clients. Our company will competitively price its application systems and fairly price the service and support for those systems. Through dedication, hard work and a customer driven approach the company can take all risks out of the Biometrics Security Systems. Customers will quickly recognize that Bepariko's main "asset" is its patent and dedicated owners and staff. And as is often the case with service oriented businesses, new customers will be created as current customers begin to appreciate the security, skill, expertise, and knowledge of Bepariko Those customers will recommend our company to the business community and will help to broaden the customer base.

DESCRIPTION OF PROPERTY

Bepariko does not currently own any property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the shares.

EXECUTIVE COMPENSATION

No officer or director of Bepariko is receiving any remuneration at this time.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

FINANCIAL STATEMENTS

The financial statements required by Item 310 of Regulation S-B are attached as a part of the prospectus and the Form SB-2.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since the inception of Bepariko BioCom on April 2, 1997, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed. The independent accountant for Bepariko is Barry L. Friedman. Bepariko on or about June 24, 1999 engaged Mr. Friedman.



                          BEPARIKO BIOCOM
                    (A Development Stage Company)

                         FINANCIAL STATEMENTS

                         September 30, 1999
                          December 31, 1998
                          December 31, 1997

                           TABLE OF CONTENTS

                                                           PAGE NUMBER

INDEPENDENT AUDITORS REPORT                                          1

ASSETS                                                               2

LIABILITIES AND STOCKHOLDERS' EQUITY                                 3

STATEMENT OF OPERATIONS                                              4

STATEMENT OF STOCKHOLDERS' EQUITY                                    5

STATEMENT OF CASH FLOWS                                              6

NOTES TO FINANCIAL STATEMENTS                                     7-11


                      INDEPENDENT AUDITORS' REPORT

Board of Directors                                  November 19, 1999
Bepariko BioCom
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of Bepariko Biocom (A Development Stage Company), as of September 30, 1999, and the December 31, 1998, and December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 1999, to September 30, 1999, and the year ended December 31, 1998, and the period April 2, 1997 (inception), to December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bepariko BioCom (A Development Stage Company), as of September 30, 1999, December 31, 1998, and December 31, 1997, and the results of its operations and cash flows for the for the period January 1, 1999, to September 30, 1999, and the year ended December 31, 1998, and the period April 2, 1997 (inception), to December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Barry L. Friedman
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

                              Bepariko BioCom
                       (A Development Stage Company)

                                BALANCE SHEET

                                    ASSETS

                              September       December       December
                              30, 1999        31, 1998       31, 1997

CURRENT ASSETS                $      0        $      0       $      0

  TOTAL CURRENT ASSETS        $      0        $      0       $      0

OTHER ASSETS
  Organization Costs (Net)    $      0        $    98        $    128

  TOTAL OTHER ASSETS          $      0        $    98        $    128

TOTAL ASSETS                  $      0        $    98        $    128

The accompanying notes are an integral part of these financial statements


                           Bepariko BioCom
                    (A Development Stage Company)

                             BALANCE SHEET

                 LIABILITIES AND STOCKHOLDERS' EQUITY

                              September       December       December
                              30, 1999        31, 1998       31, 1997

CURRENT LIABILITIES

 Officers Advances (Note #5)  $     925       $      0       $      0

 TOTAL CURRENT LIABILITIES    $     925       $      0       $      0

STOCKHOLDERS' EQUITY (Note #4)
 Preferred Stock
 Par Value $0.001
 Authorized 10,000,000 shares
 Issued and outstanding at
 September 30, 1999 - None     $      0       $      0       $      0

 Common stock
 Par value $0.001
 Authorized 100,000,000 shares
 Issued and outstanding at
 December 31, 1997 -
 750,000 shares                                                   750

 December 31, 1998 -                              750
 750,000 shares

 September 30, 1999 -
 750,000 shares               $    750

 Additional Paid-In Capital     17,324         17,324          17,324

 Deficit accumulated during
 Development stage             -18,999        -17,976         -17,946

TOTAL STOCKHOLDERS' EQUITY    $   -925      $      98        $    128

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY          $      0      $      98        $    128


The accompanying notes are an integral part of these financial statements


                         Bepariko BioCom
                 (A Development Stage Company)

                    STATEMENT OF OPERATIONS

                        Jan. 1,     Year     Apr. 2,     Apr. 2,1997
                        1999, to    Ended    1997, to    (Inception)
                        Sep. 30,    Dec. 31, Dec. 31,    to Sep. 30,
                        1999        1998     1997        1999

INCOME
Revenue                 $      0    $     0  $      0    $      0

EXPENSES

General, Selling and
Administrative          $    925    $     0  $ 17,924    $ 18,849

Amortization                  98         30        22         150

TOTAL EXPENSES          $  1,023    $    30  $ 17,946    $ 18,999

NET PROFIT/LOSS (-)     $ -1,023    $   -30  $-17,946    $-18,999

Net Profit/Loss(-)
per weighted share
(Note #1)               $-.0014     $   NIL  $ -.0239    $ -.0253

Weighted average
Number of common
shares outstanding      750,000     750,000   750,000     750,000

The accompanying notes are an integral part of these financial statements


                             Bepariko BioCom
                     (A Development Stage Company)

           STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                              Additional     Accumu-
                        Common      Stock     paid-in        lated
                        Shares      Amount    Capital        Deficit

July 24, 1997
Issued for Cash         750,000     $  750    $   17,324     $      0

Net loss
April 2, 1997 to
December 31, 1997                                             -17,946

Balance,
December 31, 1997       750,000    $  750     $   17,324     $-17,946

Net Loss Year Ended
December 31, 1998                                                 -30

Balance,
December 31, 1998       750,000       750         17,324      -17,976

Net Loss
January 1, 1999 to
September 30, 1999                                             -1,023

Balance,
September 30, 1999      750,000    $  750     $   17,324     $-18,999

The accompanying notes are an integral part of these financial statements


                        Bepariko BioCom
                 (A Development Stage Company)

                      STATEMENT OF CASH FLOWS

                       Jan. 1,     Year     Apr. 2,     Apr 2,1997
                       1999, to    Ended    1997, to    (Inception)
                       Sep. 30,    Dec. 31, Dec. 31,    to Sep. 30,
                       1999        1998     1997        1999

Cash Flows from
Operating Activities

 Net Loss              $ -1,023    $  -30   $ -17,946   $  -18,999

 Adjustment to
 Reconcile net loss

 Amortization               +98       +30         +22         +150

 To net cash provided
 by operating
 Activities

Changes in assets and
Liabilities

 Organization Costs           0         0        -150         -150

 Increase In Current
 Liabilities               +925         0           0         +925

Net cash used in
Operating activities     $    0    $    0    $-18,074     $-18,074

Cash Flows from
Investing Activities          0         0           0            0

Cash Flows from
Financing Activities

 Issuance of Common
 Stock for Cash               0         0     +18,074      +18,074

Net Increase (decrease) $     0    $    0    $      0     $     +0

Cash,
Beginning of period           0         0           0            0

Cash, End of Period     $     0    $    0    $      0     $      0

The accompanying notes are an integral part of these financial statements


                            Bepariko BioCom
                   (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS

     September 30, 1999, December 31, 1998, and December 31, 1997

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized April 2, 1997, under the laws of the State of Nevada as Bepariko BioCom The Company currently has no operations and in accordance with SFAS #7, is considered a development company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of September 30, 1999.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Reporting on Costs of Start-up Activities

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with initial adoption reported as the cumulative effect of a change in accounting principal.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of September 30, 1999, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its fiscal year-end.

Year 2000 Disclosure

Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of normal business activities.

The company's potential software suppliers have verified that they will provide only certified "Year 2000" compatible software for all of the company's computing requirements. Because the company's products and services are sold to the general public with no major customers, the company believes that the "Year 2000" issue will not pose significant operational problems and will not materially affect future financial results.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended December 31, 1998, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 1998, is as follows:

Net operation loss carry forward                  $ 17,976
Valuation allowance                               $ 17,976

Net deferred tax asset                            $      0

The federal net operating loss carry forward will expire in 2017 to 2018.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 100,000,000, shares with a par value $.001 per share.

Preferred Stock

The authorized preferred stock of the corporation consists of 10,000,000 shares with a par value of $0.001 per share.

On July 24, 1997, the Company issued 750,000 shares of its
$0.001 par value common stock in consideration of $18,074.00 in cash to its directors.

NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional share of common stock.




BARRY L. FRIEDMAN, P. C.
Certified Public Account

1582 TULITA DRIVE	OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123	FAX NO.(702) 896-0278



To Whom It May Concern:	November 19, 1999

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of November 19, 1999, on the Financial Statements of Bepariko BioCom, as of September 30, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,


/S/ Barry L. Freidman
Barry L. Friedman
Certified Public Accountant


PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

RECENT SALES OF UNREGISTERED SECURITIES

The officers, directors and affiliates of Bepariko BioCom have purchased a total of 750,000 shares of the Company's common stock.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached. Included in these Exhibits are the articles of incorporation, by-laws, and documents granting worldwide licensing patent rights to Bepariko BioCom. The legal opinion of Shawn F. Hackman, Attorney at Law, corporate counsel for Bepariko BioCom.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:
 (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iv) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

c Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Index of Exhibits

Named Exhibit                                            Exhibit No.

Articles of Incorporation                                Exhibit 1

By-laws of Bepariko BioCom                               Exhibit 2

Power of Attorney of Tino Di Pana                        Exhibit 3

Exclusive Worldwide Licensing Agreement for the
Right to use German Patent Number 43 22 445              Exhibit 4

The legal opinion of Shawn F. Hackman, Attorney at Law   Exhibit 5

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on November 22, 1999.

BEPARIKO BIOCOM

By: /s/    Lewis M. Eslick
Lewis M. Eslick, President

Special Power of Attorney

The undersigned constitute and appoint Lewis M. Eslick their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature               Title                              Date

/s/ Lewis M. Eslick     President (Principal   November 22, 1999
                        Executive Officer)
                        and Director

/s/ Paul Eslick         Secretary and Director November 22, 1999

/s/ Patsy Harding       Treasurer (Principal   November 22, 1999
                        Financial and
                        Accounting Officer)


EXHIBIT 1

Articles Of Incorporation
Of
Bepariko BioCom

Know all men by these present that the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statues 78.090 inclusive as amended and state and certify that the articles of incorporation are as follows:

First:   Name

The name of the corporation is Bepariko BioCom, (The
"Corporation").

Second:  Registered Office and Agent

The address of the registered office of the corporation in the State Of Nevada is 6425 Meadow Country Drive, Reno, NV, and County of Washoe. The name and address of the corporation's Resident Agent in the State of Nevada is Leslie Eslick, at said address, until such time as another agent is duly authorized and appointed by the corporation.

Third:  Purpose and Business

The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:
The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this corporation is organized;
The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law;

The Corporation shall have power to sue and be sued in any court of law or equity;

The Corporation shall have power to make contracts;

The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

The corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation;

The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada,

for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

The Corporation Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus or other property or fund;
The Corporation shall have to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country;

The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the articles of incorporation of the Corporation, or any amendment thereof;

The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

Forth:  Capital Stock

Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is One Hundred Ten Million (110,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value of $0.001 per share (The "Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, which have a par value of $0.001 per share (the "Preferred Stock").

Powers and Rights of Common Stock

Preemptive Right. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

Dividends and Distributions

Cash Dividends. Subject to the rights of holders of Preferred
Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

Other Dividends and Distributions. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

Other Rights. Except as otherwise required by the Nevada Revised
Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

Preferred Stock The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such board.

Issuance of the Common Stock and the Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Fifth:  Adoption of Bylaws.

In the furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

Sixth:  Shareholder Amendment of Bylaws.

Notwithstanding Article Fifth hereof, the bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Seventh:  Board of Directors

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a resolution of the Board of Directors. The number of directors shall not be reduced to less than three (3) if there are more than two shareholders. The director holding office at the time of the filing of these Articles of Incorporation shall continue as a director until the next annual meeting and/or until his resignation or his successor is duly chosen.

Eighth:  Term of Board of Directors.

Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such director was elected. All directors shall have equal standing.
Not withstanding the foregoing provisions of this Article Eighth each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 4 or Article Forth hereof in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board or Directors establishing such class or series

Ninth:  Vacancies on Board of Directors

Except as may otherwise be provided pursuant to Section 4 of Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

Tenth:  Removal of Directors

Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Eleventh:  Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law these Articles have been satisfied.

Twelfth:  Special Stockholder Meeting

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Any other person or persons may not call special meeting. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Thirteenth:  Location of Stockholder Meetings.

Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

Fourteenth:  Private Property of Stockholders.

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.

Fifteenth:  Stockholder Appraisal Rights in Business Combinations.

To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.

Sixteenth:  Other Amendments.

The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

Seventeenth:  Term of Existence.

The Corporation is to have perpetual existence.

Eighteenth:  Liability of Directors.

No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Nineteenth:  Name and Address of first Director and Incorporator

The name and address of the Incorporator of the Corporation and the first Director of the Board of Directors of the Corporation which shall be one (1) in number. The Board of Directors may from time to time increase the number of directors by Board resolution. At no time shall the director's number less than three if there are more than two shareholders. The name and address of the Incorporator is as follows:



/s/Leslie B. Eslick
6425 Meadow Country Drive
Reno, Nevada 89509

I, Leslie Eslick, being the first director and Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 31st day of March, 1997.

                                 By: /s/Leslie B. Eslick
                                 Leslie Eslick

Verification

State Of Nevada         }
                        }SS
County Of Clark         }

On this 31st day of March 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Leslie Eslick personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed his name to the Articles of Incorporation and acknowledged to me that he executed the same freely and voluntarily and for the use and purposes therein mentioned.


By:      /s/Bridget Richards
Notary
Notary Public in and for said
County and State
(Notary Sealed)


EXHIBIT 2
By laws
of
Bepariko BioCom

Nevada Registration Number C-7097-1997
(the "Corporation")

Article I
Office

The Board of Directors shall designate and the Corporation shall maintain a principal office. The location of the principal office may be changed by the Board of Directors. The Corporation also may have offices in such other places as the Board may from time to time designate. The location of the initial principal office of the Corporation shall be designated by resolution.

Article II
Shareholders Meetings

1.  Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held in the first Week of December each year, or such other date as the Shareholders may designate form time to time. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

2.  Special Meetings

Special meetings of shareholders, other than those regulated by statute, may be called by the President upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given.

3.  Notice of Shareholders Meeting

The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid. Attendance at the meeting shall constitute a waiver of notice thereof.

4.  Place of Meeting

The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

5.  Record Date

The Board of Directors may fix a date not less than ten nor more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of and dividend, or in order to make a determination of shareholders for any other purpose.

6.Quorum

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented any business may be transacted, which might have been transacted at the meeting as originally, noticed.

7.Voting

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

8.Proxies

At all meeting of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of it's execution.

9.  Informal Action by Shareholders

Any action required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

Article III
Board Of Directors

1.  General Powers

The business and affairs of the Corporation shall be managed by it's Board of Directors. The Board if Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they appropriate under the circumstances. The Board shall have authority to authorize changes in the Corporation's capital structure.

2.  Number, Tenure and Qualification

The number of Directors of the Corporation shall be a number between one and five, as the Directors may by resolution determine from time to time. Each of the Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3.  Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately after and, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

4.  Special Meetings

Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephone, telegraphing or facsimile the same at least one day before the meeting to each Director. Meeting of the Board of Directors may be held by telephone conference call.

5.  Quorum

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any formal notice any business may be transacted.

6.  Manner of Acting

At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority of Directors present at a meeting shall be the act of the full Board of Directors, provided that a quorum is present.

7.  Vacancies

A vacancy in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of the shareholders, at which any Director is to be elected, to elect the full authorized number of Directors to be elected at that meeting.

8.  Removals

Directors may be removed, at any time, by a vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the Directors entitled to vote. Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

9.  Resignation

A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. A resignation shall become effective upon it's acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of it's delivery, the resignation shall be deemed accepted.

10.  Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action(s) taken unless his dissent shall be placed in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

11.  Compensation

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

12.  Emergency Power

When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time as all Directors can attend or vacancies can be filled pursuant to these Bylaws.

13.  Chairman

The Board of Directors may elect from it's own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman may by appointment fill any vacancies on the Board of Directors.

Article IV
Officers

1.  Number

The officers of the Corporation shall be a President, one or more Vice Presidents, and a Secretary Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. In it's discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may or may not be Directors or shareholders of the Corporation.

2.  Election and Term of Office

The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.  Resignations

Any Officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4.  Removal

Any Officer or agent may be removed by the Board of Directors whenever in it's judgment the best interests Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the Officer in question if he is also a Director.

5.  Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or is a new office shall be created, may be filled by the Board of Directors for the un-expired portion of the term.

6.  President

The president shall be the chief executive and administrative Officer of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over it's several Officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

7.  Vice President

The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts any other obligations pertaining to the regular course of his duties.

8.  Secretary

The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meeting of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other Officers, which shall at all reasonable times be open to the examination of any Directors. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

9.  Treasurer

The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection check, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President or such other persons as may be designated for the purpose of the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate account of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

10.  Other Officers

Other Officers shall perform such duties and shall have such powers as may be assigned to them by the Board of Directors.

11.  Salaries

Salaries or other compensation of the Officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate Officers or agents. No Officer shall be prevented from receiving any such salary or compensation by reason of the fact the he is also a Director of the Corporation

12.  Surety Bonds

In case the Board of Directors shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation, which may come into his hands.

Article V
Contracts, Loans, Checks and Deposits

1.  Contracts

The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

2.  Loans

No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of it's obligation under any loan or advance shall be issued in it's name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

3.  Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board of Directors.

4.  Checks and Drafts

All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Board of Directors from timer to time may determine. Endorsements for deposits to the credit of the Corporation in any of it's duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

5.  Bonds and Debentures

Every bond or debenture issued by the Corporation shall be in the form of an appropriate legal writing, which shall be signed by the President or Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's Officers named thereon may be facsimile. In case any Officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless by adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.

Article VI
Capital Stock

1.  Certificate of Share

The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President. The signatures of such Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of it's employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.  Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

3.  Transfer Agent and Registrar

The Board of Directors of the Corporation shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

4.  Lost or Destroyed Certificates

The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

5.  Registered Shareholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation to any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Article VII
Indemnification

No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, it's Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Article VIII
Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the holding of that meeting.

Article IX
Amendments

These Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaw adopted by the Board may be repealed or changed by the action of the shareholders.

Article X
Fiscal Year

The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

Article XI
Dividends

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

Article XII
Corporate Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation per sample affixed hereto.

Monday, April 7, 1997

                            Bepariko BioCom
                            By:/s/Lewis Eslick, President and Chairman


EXHIBIT 3

                 Power of Attorney of Tino Di Pana
BEPARIKO
Paientverwertungs Gesellschaft (Gbr)
                                          Alfons Behnke
Fingerabdruck Sch1usselsystem             Mitglied der Geschaftsleitung
Ihre Personlichkeit                      (Entwicklung und Technik)
Weitweit Sicherheit
                                          Georg - Schudt Str. 3
                                          61350 Bad Homburg v.d.Hohe

                                          TELEFON: 06172-37819
                                          FAX: 06172:37283
Ihre Zeichen/ihre Nachricht vom   Unsere Zeichen/Unsere Nachricht vom
                              telefon


Betreff: GENERAL POWER OF ATTORNEY

Hereby the signatory Alfons Behnke,
patent-holder and main shareholder of
BEPARICO BioCom Germany is granting
Mr. Tino Di Pane

General Power OF Attorney which entitles him to negotiate take decisions any possible agreements on behalf of BEPARICO BioCom Germany.
This includes all decisions and activities regarding
BEPARICO BioCom USA.

Signature
Alfons Behnke


s/Alfons Behnke
Director of BEPARICO BioCom

Amtsgericht In das Handelsregister Bad Homburg v.d.Hohe

Original On File


EXHIBIT 4

Exclusive Worldwide Licensing Agreement for the right to use
German Patent Number 43 22 445

BEPARIKO BioCom
Paientverwertungs Gesellschaft (Gbr)
                                        Tino Di Pane
Fingerabdruck Sch1usselsystem           Mitglied der GeschafisIeitung
Ihre Personlichkeit                    (Entwicklung und Technik)
Weitweit Sicherheit                     Friedrich- Rolle Str. 11
                                        61350 Bad Homburg v.d.Hohe

                                        TELEFON: 06172-306215
                                        MOBIEL: 0172-6922199
                                        FAX: 06172:37283
Ihre Zeichen/ihre Nachricht vom   Unsere Zeichen/Unsere Nachricht  vom
                           telefon
                       BE 31.03.1997

Betreff:

This authorization is granted from Bepariko BioCom GbR to Bepariko BioCom, a Nevada Corporation, for the unrestricted and Exclusive Right to Use of all those rights and privileges granted within the Patent Nr. 43 22 445 given by the Bundesrepublik Deutschland to Bepariko BioCom GbR.

This authorization is to be considered a Licensing Agreement as well as the unrestricted and Exclusive Right to Use of all those rights and privileges granted within the Patent Nr. 43 22 445 given by the Bundesrepublik Deutschland to Bepariko BioCom GbR. Further, this Licensing Agreement and Exclusive Right to Use is existing to perpetuity.

This authorization also extends to any modification, alteration and/or any new patent being granted to Bepariko BioCom GbR or any successor or survivor thereof.

America.

/s/Tino Di Pane                       /s/Dorthee Montgomery
Tino Di Pane                          Dorthee Montgomery
Attorney in Fact and Shareholder      Witness

State Of Nevada         }
                        }SS
County Of Clark         }

On this 11th day of April 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Tino Di Pana & Dorthee Montgomery personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who described his name to the foregoing document and acknowledged to me that he executed the same freely and voluntarily and for the use and purpose therein mentioned.

By:   /s/G. A. Nobil
      Notary Public in and for said County and State
      Notary Sealed
Original on file        My Appointment expires Sept. 11, 1998


EXHIBIT 5

Shawn F. Hackman
A Professional Corporation

Shawn Hackman, Esq.                               3360 West Sahara
Brian F. Faulkner, Esq.*                          Suite 200
Admitted California Only                          Las Vegas, NV 89102
Richard A. Prato, Esq.                            Office (702) 732-2253
David H. Jarvis, Esq.*                            Fax (702) 732-7516
Admitted Michigan Only

November 17, 1999


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Bepariko Biocom. - Form SB-2

Dear Sir/Madam:

We have acted as counsel to Mirex, Inc., a Nevada corporation ("Company "), in connection with its Registration Statement on Form SB-2 relating to the registration of 5,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, at a maximum offering price of $0.004 per Share.

In our representation we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of the Company.

Based upon the foregoing, it is our opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as an exhibit to Statement.

Sincerely,

/s/Shawn F. Hackman
Shawn F. Hackman, Esq.